Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT AND SUCH STATE LAWS.

VINEYARD NATIONAL BANCORP

ADDITIONAL INVESTMENT RIGHT

Date of Original Issuance: December __, 2004

Vineyard National Bancorp, a California corporation (the "Company"), hereby certifies that, for value received, [Name of Investor] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of [ ]1 shares of Common Stock (as defined below) (such shares, the "Additional Investment Right Shares"). This Additional Investment Right ("Additional Investment Right") may be exercised from time to time and at any time in whole or in part prior to the Expiration Date and is subject to the terms and conditions set forth below.

1.  Definitions. As used in this Additional Investment Right, the following terms shall have the respective definitions set forth in this Section. Capitalized terms that are used and not defined in this Additional Investment Right that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

(a)  "Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(b)  "Common Stock" means the common stock of the Company, no par value, and any securities into which such common stock may be hereafter reclassified.

(c)  "Expiration Date" means the 90th Trading Day after the Trigger Date, plus one additional day for each day following the Trigger Date and prior to the Expiration Date on which (i) the Registration Statement is not effective or the prospectus thereunder is not available for use by the Holder to resell registrable securities or (ii) trading in the Common Stock is suspended by any Trading Market or the Commission.
_______________________________

1	A number of shares as equals ____ of the Shares issuable to such investor at Closing under the Purchase Agreement.

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(d)  "Exercise Price" means [$ ]2, subject to adjustment in accordance with Section 9 hereof.

(e)  "Purchase Agreement" means the Securities Purchase Agreement dated as of the date of this Additional Investment Right to which the Company and the original Holder are parties.

(f)  "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

(g)  "Trigger Date" means the Effective Date.

2.  Registration of Additional Investment Right. The Company shall register this Additional Investment Right upon records to be maintained by the Company for that purpose (the "Additional Investment Right Register"), in the name of the record Holder hereof from time to time. The Holder agrees that it may not transfer this Additional Investment Right as to more than the number of Additional Investment Right Shares then outstanding as shown on the most updated Additional Investment Right Exercise Log, and any purported transfer in excess of such number of Additional Investment Right Shares shall have no effect. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers. The Company shall register the transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Additional Investment Right to purchase Common Stock, in substantially the form of this Additional Investment Right (any such new Additional Investment Right, a "New Additional Investment Right"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.
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2	The Per Share Price under the Purchase Agreement.

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4.  Exercise and Duration of Additional Investment Rights. This Additional Investment Right shall be exercisable by the registered Holder at any time and from time to time on or after the Effective Date to and including 6:30 p.m., New York City time, on the Expiration Date. At 6:30 p.m., New York City time, on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Additional Investment Right without the consent of the Holder.

5.  Delivery of Additional Investment Right Shares.

(a)  To acquire Additional Investment Right Shares under this Additional Investment Right, the Holder shall not be required to physically surrender this Additional Investment Right unless the aggregate number of Additional Investment Right Shares then represented by this Additional Investment Right is being exercised. Upon delivery of a written notice, in the form of the Exercise Notice attached hereto (the "Exercise Notice") to the Company (together with the Additional Investment Right Exercise Log attached thereto (the "Additional Investment Right Exercise Log") at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Additional Investment Right Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise) issue and deliver to the Holder, a certificate representing the number of Additional Investment Right Shares to which such exercise pertains (the dollar amount of the exercise at issue divided by the Exercise Price), which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Additional Investment Right Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver the Additional Investment Right Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Additional Investment Right Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Additional Investment Right Exercise Log attached to it), appropriately completed and duly signed and (ii) the Exercise Price for the number of Additional Investment Right Shares so indicated by the Holder to be purchased.

(b)  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Additional Investment Right Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Additional Investment Right Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Additional Investment Right Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Additional Investment Right Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Additional Investment Right Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) reinstate the portion of the Additional Investment Right and equivalent number of Additional Investment Right Shares for which such exercise was not honored. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

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(d)  The Company’s obligations to issue and deliver Additional Investment Right Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Investment Right Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Additional Investment Right Shares upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of Additional Investment Right Shares upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Additional Investment Right Shares in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Investment Right Shares upon exercise hereof.

7.  Replacement of Additional Investment Right. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Additional Investment Right under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Additional Investment Right is requested as a result of a mutilation of this Additional Investment Right, then the Holder shall deliver such mutilated Additional Investment Right to the Company as a condition precedent to the Company’s obligation to issue the New Additional Investment Right.

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8.  Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Additional Investment Right Shares upon exercise of this Additional Investment Right as herein provided, the number of Additional Investment Right Shares which are then issuable and deliverable upon the exercise of this entire Additional Investment Right, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Additional Investment Right Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Additional Investment Right Shares issuable upon exercise of this Additional Investment Right are subject to adjustment from time to time as set forth in this Section 9.

(a)  Stock Dividends and Splits. If the Company, at any time while this Additional Investment Right is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)  Fundamental Transactions. If, at any time while this Additional Investment Right is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Additional Investment Right Shares immediately theretofore issuable upon exercise of the Additional Investment Right, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Additional Investment Right Shares equal to the number of Additional Investment Right Shares immediately theretofore issuable upon exercise of the Additional Investment Right, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof or (B) require the repurchase of this Additional Investment Right for a purchase price, payable in cash within five Trading Days after such request, equal to the Black Scholes value of the remaining unexercised portion of this Additional Investment Right on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this Section. In connection with any Fundamental Transaction the Company shall have the right to require Holder to sell this Additional Investment Right on the terms provided in clause (B) hereof.

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(c)  Number of Additional Investment Right Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) or (b) of this Section, the number of Additional Investment Right Shares that may be purchased upon exercise of this Additional Investment Right shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Additional Investment Right Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Additional Investment Right and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Additional Investment Right Shares or other securities issuable upon exercise of this Additional Investment Right (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f)  Notice of Corporate Events. If the Company (1) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or Additional Investment Rights to subscribe for or purchase any capital stock of the Company or any Subsidiary, (2) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (3) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder), then the Company shall deliver to the Holder a copy of the press release or similar public notice utilized by the Company describing the material terms and conditions of such transaction, at least ten calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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10.  Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or certified or official bank check or checks.

11.  Limitation on Exercise.  Notwithstanding anything to the contrary contained herein, the number of Additional Investment Right Shares that may be acquired by the Holder upon any exercise of this Additional Investment Right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Additional Investment Right. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Additional Investment Rights, and (iii) any such waiver will not be effective if such waiver would cause the Holder, for purposes of Section 13(d) of the Exchange Act, to beneficially own greater than 9.999% of the total number of issued and outstanding shares of Common Stock.

12.  No Fractional Shares. No fractional shares of Additional Investment Right Shares will be issued in connection with any exercise of this Additional Investment Right and in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

13.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Vineyard National Bancorp, Attn: Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Additional Investment Right Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

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14.  Additional Investment Right Agent. The Company shall serve as Additional Investment Right agent under this Additional Investment Right. Upon 30 days’ notice to the Holder, the Company may appoint a new Additional Investment Right agent. Any corporation into which the Company or any new Additional Investment Right agent may be merged or any corporation resulting from any consolidation to which the Company or any new Additional Investment Right agent shall be a party or any corporation to which the Company or any new Additional Investment Right agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Additional Investment Right agent under this Additional Investment Right without any further act. Any such successor Additional Investment Right agent shall promptly cause notice of its succession as Additional Investment Right agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Additional Investment Right Register.

15.  Miscellaneous.

(a)  This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)  All questions concerning the construction, validity, enforcement and interpretation of this Additional Investment Right shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Additional Investment Right and the transactions herein contemplated ("Proceedings") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, the Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Additional Investment Right and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Additional Investment Right or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Additional Investment Right, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

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(c)  The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

(d)  In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

(e)       Subject to the provisions of Section 9 hereof, prior to exercise of this Additional Investment Right, the holder hereof shall not, by reason of by being a holder hereof, be entitled to any rights of a stockholder with respect to the Additional Investment Right Shares, including (without limitation) the right to vote such Additional Investment Right Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

(f)        This Additional Investment Right may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

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SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.

VINEYARD NATIONAL BANCORP

By:_________________________
Name:
Title:

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EXERCISE NOTICE
VINEYARD NATIONAL BANCORP
ADDITIONAL INVESTMENT RIGHT DATED DECEMBER ___, 2004

The undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Additional Investment Right, and the Holder encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price for the number of Additional Investment Right Shares to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Additional Investment Right.

By its delivery of this Exercise Notice, the undersigned represents to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Additional Investment Right to which this notice relates.

The undersigned requests that certificates for the Additional Investment Right Shares issuable upon this exercise be issued in the name of

    PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

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Additional Investment Right Exercise Log

Date	Number of Additional Investment Right Shares Available to be Exercised	Number of Additional Investment Right Shares Exercised	Number of Additional Investment Right Shares Remaining to be Exercised

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VINEYARD NATIONAL BANCORP
ADDITIONAL INVESTMENT RIGHT DATED DECEMBER ___, 2004
FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Additional Investment Right]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase ____________ shares of Common Stock to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:  _______________, ____

_______________________________________
          (Signature must conform in all respects to name of holder
               as specified on the face of the Additional Investment Right)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

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